UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2012

ACM Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-167984	68-0680465
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

488 Madison Avenue, 12th Floor

New York, NY  10022

(Address of principal executive offices, including zip code)

(212) 400-6900

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

Phone:  (212) 400-6900

1736 Angel Falls Street,

Las Vegas, Nevada 89142

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 28, 2012, stockholders of the Company holding at least the requisite voting power, under Nevada law, of the issued and outstanding stock of the Company entitled to vote, acting by written consent without a meeting, removed Issam Abud and Sabrein Mari as directors and as the President and Treasurer, respectively, of ACM Corporation (the “Company”). To the knowledge of the Company, the removals of Mr. Abud and Ms. Mari were not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective September 28, 2012, stockholders of the Company holding at least the requisite voting power, under Nevada law, of the issued and outstanding stock of the Company entitled to vote, acting by written consent without a meeting, appointed Kenneth Spiegeland as sole director of the Company, to serve until the next annual meeting of the stockholders of the Company, and until his successor is duly elected or appointed and qualified, or until his prior resignation or removal.

Effective September 28, 2012, the Board of Directors of the Company appointed Mr. Spiegeland as the Company’s President, Treasurer and Secretary, to serve at the pleasure of the Board of Directors.

Mr. Spiegeland, 48, has been a Senior Account Manager with Concord Private Jet since January, 2010. He served as a director of Rackwise, Inc., a publicly held company, from January 2011 until July 2012. From February 2011 through September 2011, he served as the Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of Rackwise, Inc. From October 2011 until January 2012, Mr. Spiegeland served in an interim capacity as sole director of Medical Design Studios, Inc. (now Dynastar Holdings, Inc.). From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company he founded in 1985, and from January 2005 to December 2008, he was the Managing Member of New Space Closet. Prior to this, from January 2000 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and, from February 1998 to January 2000, he was the General Manager of Gabriel-Spry Services, a division of Gale Industries, and prior to this he served as Executive Vice President of Gabriel-Spry Company Inc. since 1983.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above regarding the vote of the Company’s stockholders is incorporated herein by reference. The number of votes cast in favor of the election of Mr. Spiegeland as a director of the Company was 74,640,000. No votes were cast against or withheld, nor were there any abstentions or broker non-votes. As of the date of the written consent of stockholders, there were 89,642,640 shares of the Company’s common stock, $0.0001 par value per share, issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACM Corporation

Dated:  October 4, 2012

By: /s/Kenneth Spiegeland

Name: Kenneth Spiegeland

Title: President,Treasurer and Secretary